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                                                                    Exhibit 99.1

                                      NEWS

                              FOR IMMEDIATE RELEASE

[Boston Scientific Logo]                           Boston Scientific Corporation
                                                   One Boston Scientific Place
                                                   Natick, MA 01760-1537
                                                   508.860.8000

                                                   www.bostonscientific.com

                  BOSTON SCIENTIFIC AND ASPECT MEDICAL SYSTEMS
                           ANNOUNCE STRATEGIC ALLIANCE

     ALLIANCE TO ENHANCE SEDATION MANAGEMENT DURING LESS-INVASIVE PROCEDURES

Natick, MA and Newton, MA (August 8, 2002) -- Boston Scientific Corporation (NYSE: BSX) and Aspect Medical Systems (NASDAQ: ASPM) today announced a strategic alliance to introduce new sedation management technology to interventional and specialty medical procedure suites around the world. The alliance will focus on the development and distribution of brain monitoring technology specifically designed to enhance the safety, efficiency and delivery of sedation to patients undergoing less-invasive medical procedures. Aspect, which pioneered consciousness monitoring with the Bispectral Index (BIS(R)) technology, will lead development efforts for the new products designed for the specialty procedures environment.

Approximately 30 million procedures requiring sedation are performed annually in clinical settings outside of operating rooms and intensive care units. The alliance between Boston Scientific and Aspect is designed to expedite the introduction of a brain-monitoring technology specially designed for optimizing sedation in these clinical settings, including the gastrointestinal endoscopy suite, interventional cardiology suite and interventional radiology suite. Aspect plans to leverage its strengths in product development and clinical validation of brain monitoring solutions, while Boston Scientific plans to provide marketing and distribution channels for the new sedation products.

In connection with the establishment of the strategic alliance, Boston Scientific has made an equity investment of $10 million for 1.4 million shares of Aspect stock, at a substantial premium to the current market, and has provided an additional $5 million credit facility. In return, Aspect has provided Boston Scientific with an option right for worldwide distribution of the new technology designed for the specialty procedures market. Additionally, under the agreement, Boston Scientific may purchase up to an aggregate of 25 percent of Aspect's voting securities in the open market.

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Boston Scientific Corporation/Page 2
August 8, 2002

Commenting on the alliance, Jim Tobin, President and Chief Executive Officer of Boston Scientific, said, "We are excited to have the opportunity to work with Aspect Medical to develop and customize BIS technology for use in less-invasive medical procedures. We believe that BIS technology may have the potential for becoming a standard of care for sedation management in specialty medical procedure suites around the world."

Nassib Chamoun, President and Chief Executive Officer of Aspect Medical, stated, "The alliance with Boston Scientific represents an exciting extension of our strategic partnerships and market reach which up to now has primarily been in the operating room and intensive care units of the hospital. The agreements with Boston Scientific have the potential of providing Aspect direct access to the largest sales and marketing presence in the world dedicated to serving the less-invasive medical procedures market. This alliance clearly has the potential of raising the penetration of BIS technology to another level."

BIS technology is used to provide direct information about the effects of anesthetics and sedatives on the brain. It works by placing a sensor on a patient's forehead to obtain information from electrical brain activity. A monitor translates the information into a single number from 100 (indicating a patient who is fully awake) to zero (indicating the absence of electrical activity in the brain) that objectively represents each patient's level of consciousness. BIS technology enables clinicians to better control the risk of under- and over-dosing of anesthetics and sedatives.

"The increasing number of procedures performed outside of the operating room represent a significant market opportunity for a brain monitoring technology specially designed for these environments," said Dr. Henry Tung, anesthesiologist and Vice President with Boston Scientific. "By combining Boston Scientific's market knowledge with Aspect's technology expertise, we believe we will be well-positioned to bring an important technology to market that will help clinicians enhance the quality, safety and efficiency of the administration of sedatives during less-invasive procedures."

The management of Aspect Medical will host a conference call to discuss the strategic alliance with Boston Scientific beginning at 10 a.m. (ET) today. Those wishing to participate in the call should dial 888-423-3276. International callers should dial 612-332-0634.

Boston Scientific Corporation is a worldwide developer, manufacturer and marketer of medical devices. The Company's products are used in a broad range of interventional medical specialties.

Aspect Medical Systems is a global market leader in brain monitoring technology. The company's BIS technology has been used to assess the adequacy of anesthesia and sedation on more than five million patients and has been the subject of more than 1,000 published articles and abstracts in this field. Today, BIS technology is in use in the operating rooms and intensive care units of more than 60 percent of the best-ranked hospitals with operating rooms in the U.S. (based on a U.S. News & World Report ranking of best hospitals) and is available in more than 160 countries.

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Boston Scientific Corporation/Page 3
August 8, 2002

Aspect has secured OEM agreements with the six largest manufacturers of patient monitoring systems and partnerships with six of the largest group purchasing organizations in the United States. Aspect is also investigating how extensions of BIS technology may aid in the diagnosis and management of neurological diseases. Based in Newton, MA, Aspect employs more than 200 people worldwide. For more information, visit the company's web site at http://www.aspectmedical.com.

This press release contains forward-looking statements with respect to Boston Scientific. Boston Scientific wishes to caution the reader of this press release that actual results may differ from those discussed in the forward-looking statements and may be adversely affected by, among other things, risks associated with new product development and introduction, clinical trials, regulatory approvals, obtaining reimbursement, competitive offerings, the Company's overall business strategy, and other factors described in the Company's filings with the Securities and Exchange Commission.

Certain statements about Aspect in this release and on Aspect's web site are forward-looking statements and may involve risks and uncertainties, including statements with respect to the development of new products and technologies in the area of sedation, the benefits of, and demand and market acceptance for, Aspect's products. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are the results of clinical trials, market acceptance of products and products under development, regulatory approval of products under development, regulatory approval of requests for reimbursement, the scope of Aspect's patent protection and other risks included under the heading, "Factors Affecting Future Operating Results," in Aspect's Quarterly Report on Form 10-Q for the fiscal quarter ended March 30, 2002 filed on May 13, 2002, with the Securities and Exchange Commission. In addition, the statements in this press release represent Aspect's expectations and beliefs as of the date of this press release. Aspect anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while Aspect may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Aspect's expectations or beliefs as of any date subsequent to the date of this press release.

                              CONTACT:    Milan Kofol (508-650-8569)
                                          Investor Relations
                                          Boston Scientific Corporation

                                          Paul Donovan (508-650-8541)
                                          Media Relations
                                          Boston Scientific Corporation

                                          Emily Anderson (617-559-7032)
                                          Aspect Medical Systems